                                                                     EXHIBIT 4.1


                             CNB BANCSHARES, INC.


                          ---------------------------






                                   INDENTURE

                       Dated as of _______________, 1998

     Reconciliation and tie between the Trust Indenture Act of 1939 (including cross-references to provisions of Sections 310 to and including 317 which, pursuant to Section 318(c) of the Trust Indenture Act of 1939, as amended by the Trust Reform Act of 1990, are a part of and govern the Indenture whether or not physically contained therein) and the Indenture, dated as of ___________, 1998.

Trust Indenture Act Selection                                  Indenture Section
-----------------------------                                  -----------------
(S) 310    (a) (1), (2) and (5).............................   6.9
           (a) (3)..........................................   Not Applicable
           (a) (4)..........................................   Not Applicable
           (b)..............................................   6.8, 6.10
           (c)..............................................   Not Applicable

(S) 311    (a)..............................................   6.13(a)
           (b)..............................................   6.13(b)
           (b) (2)..........................................   7.3(a) (2)

(S) 312    (a)..............................................   7.1, 7.2(a)
           (b)..............................................   7.2(b)
           (c)..............................................   7.2(c)

(S) 313    (a)..............................................   7.3(a)
           (b)..............................................   7.3(b)
           (c)..............................................   7.3(a), 7.3(b)
           (d)..............................................   7.3(c)

(S) 314    (a) (1), (2) and (3).............................   7.4
           (a) (4)..........................................   10.5
           (b)..............................................   Not Applicable
           (c) (1)..........................................   1.2
           (c) (2)..........................................   1.2
           (c) (3)..........................................   Not Applicable
           (d)..............................................   Not Applicable
           (e)..............................................   1.2
           (f)..............................................   Not Applicable

(S) 315    (a)..............................................   6.1(a)
           (b)..............................................   6.2, 7.3(a) (6)
           (c)..............................................   6.1(b)
           (d)..............................................   6.1(c)
           (d) (1)..........................................   6.1(a) (1)
           (d) (2)..........................................   6.1(c) (2)
           (d) (3)..........................................   6.1(c) (3)
           (e)..............................................   5.14

(S) 316    (a)..............................................   1.1
           (a) (1) (A)......................................   5.12
           (a) (1) (B)......................................   5.13
           (a) (2)..........................................   Not Applicable
           (b)..............................................   5.8
           (c)..............................................   1.4(f)
(S) 317    (a) (1)..........................................   5.3
           (a) (2)..........................................   5.4
           (b)..............................................   10.3
(S) 318    (a)..............................................   1.7

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Junior Subordinated Indenture.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION........     1

 SECTION 1.1. Definitions.................................................     1
 SECTION 1.2. Compliance Certificate and Opinions.........................     8
 SECTION 1.3. Forms of Documents Delivered to Trustee.....................     9
 SECTION 1.4. Acts of Holders.............................................     9
 SECTION 1.5. Notices, Etc. to Trustee and Company........................    11
 SECTION 1.6. Notice to Holders; Waiver...................................    11
 SECTION 1.7. Conflict with Trust Indenture Act...........................    12
 SECTION 1.8. Effect of Headings and Table of Contents....................    12
 SECTION 1.9. Successors and Assigns......................................    12
 SECTION 1.10. Separability Clause........................................    12
 SECTION 1.11. Benefits of Indenture......................................    12
 SECTION 1.12. Governing Law..............................................    12
 SECTION 1.13. Non-Business Days..........................................    12

ARTICLE II. SECURITY FORMS................................................    13

 SECTION 2.1. Forms Generally.............................................    13
 SECTION 2.2. Form of Face of Security....................................    13
 SECTION 2.3. Form of Reverse of Security.................................    17
 SECTION 2.4. Additional Provisions Required in Global Security...........    19
 SECTION 2.5. Form of Trustee's Certificate of Authentication.............    20
 SECTION 2.6. Form of Conversion Notice...................................    21

ARTICLE III. SECURITIES...................................................    22

 SECTION 3.1. Title and Terms; Paying Agent...............................    22
 SECTION 3.2. Denominations...............................................    23
 SECTION 3.3. Execution, Authentication, Delivery and Dating..............    23
 SECTION 3.4. Temporary Securities........................................    23
 SECTION 3.5. Registration, Transfer and Exchange.........................    24
 SECTION 3.6. Mutilated, Destroyed, Lost and Stolen Securities............    25
 SECTION 3.7. Payment of Interest; Interest Rights Preserved..............    26
 SECTION 3.8. Persons Deemed Owners.......................................    27
 SECTION 3.9. Cancellation................................................    27
 SECTION 3.10. Computation of Interest....................................    28
 SECTION 3.11. Deferrals of Interest Payment Dates........................    28
 SECTION 3.12. Right of Set-Off...........................................    29
 SECTION 3.13. Agreed Tax Treatment.......................................    29
 SECTION 3.14. Shortening or Extension of Stated Maturity.................    29
 SECTION 3.15. CUSIP Numbers..............................................    29

ARTICLE IV. SATISFACTION AND DISCHARGE....................................    29

 SECTION 4.1. Satisfaction and Discharge of Indenture.....................    29
 SECTION 4.2. Application of Trust Money..................................    30

ARTICLE V. REMEDIES.......................................................    31

 SECTION 5.1. Events of Default...........................................    31
 SECTION 5.2. Acceleration of Maturity; Rescission and Annulment..........    32

 SECTION 5.3.  Collection of Indebtedness and Suits for Enforcement
               by Trustee.................................................    33
 SECTION 5.4.  Trustee May File Proofs of Claim...........................    33
 SECTION 5.5.  Trustee May Enforce Claims Without Possession of
               Securities.................................................    34
 SECTION 5.6.  Application of Money Collected.............................    34
 SECTION 5.7.  Limitation on Suits........................................    35
 SECTION 5.8.  Unconditional Right of Holders to Receive Principal,
               Premium and Interest; Direct Action by Holders of Capital
               Securities.................................................    35
 SECTION 5.9.  Restoration of Rights and Remedies.........................    35
 SECTION 5.10. Rights and Remedies Cumulative.............................    36
 SECTION 5.11. Delay or Omission Not Waiver...............................    36
 SECTION 5.12. Control by Holders.........................................    36
 SECTION 5.13. Waiver of Past Defaults....................................    36
 SECTION 5.14. Undertaking for Costs......................................    37
 SECTION 5.15. Waiver of Usury, Stay or Extension Laws....................    37

ARTICLE VI. TRUSTEE.......................................................    37

 SECTION 6.1.  Certain Duties and Responsibilities........................    38
 SECTION 6.2.  Notice of Defaults.........................................    38
 SECTION 6.3.  Certain Rights of Trustee..................................    39
 SECTION 6.4.  Not Responsible for Recitals or Issuance of Securities.....    40
 SECTION 6.5.  May Hold Securities........................................    40
 SECTION 6.6.  Money Held in Trust........................................    40
 SECTION 6.7.  Compensation and Reimbursement.............................    40
 SECTION 6.8.  Disqualification; Conflicting Interests....................    41
 SECTION 6.9.  Corporate Trustee Required; Eligibility....................    41
 SECTION 6.10. Resignation and Removal; Appointment of Successor..........    41
 SECTION 6.11. Acceptance of Appointment by Successor.....................    42
 SECTION 6.12. Merger, Conversion, Consolidation or Succession to
               Business...................................................    43
 SECTION 6.13. Preferential Collection of Claims Against Company..........    43
 SECTION 6.14. Appointment of Authenticating Agent........................    43

ARTICLE VII. HOLDER'S LISTS AND REPORTS BY TRUSTEE AND COMPANY............    45

 SECTION 7.1.  Company to Furnish Trustee Names and Addresses of Holders..    45
 SECTION 7.2.  Preservation of Information, Communications to Holders.....    45
 SECTION 7.3.  Reports by Trustee.........................................    45
 SECTION 7.4.  Reports by Company.........................................    46

ARTICLE VIII. CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE........    46

 SECTION 8.1.  Company May Consolidate, Etc., Only on Certain Terms.......    46
 SECTION 8.2.  Successor Corporation Substituted..........................    47

ARTICLE IX. SUPPLEMENTAL INDENTURES.......................................    47

 SECTION 9.1.  Supplemental Indentures without Consent of Holders.........    47
 SECTION 9.2.  Supplemental Indentures with Consent of Holders............    48
 SECTION 9.3.  Execution of Supplemental Indentures.......................    49
 SECTION 9.4.  Effect of Supplemental Indentures..........................    49
 SECTION 9.5.  Conformity with Trust Indenture Act........................    49
 SECTION 9.6.  Reference in Securities to Supplemental Indentures.........    49

ARTICLE X. COVENANTS......................................................    50

 SECTION 10.1. Payment of Principal, Premium and Interest.................    50
 SECTION 10.2. Maintenance of Office or Agency............................    50

 SECTION 10.3.  Money for Security Payments to be Held in Trust...........    50
 SECTION 10.4.  Statement as to Compliance................................    51
 SECTION 10.5.  Waiver of Certain Covenants...............................    52
 SECTION 10.6.  Payment of Trust Costs and Expenses.......................    52
 SECTION 10.7.  Additional Covenants......................................    52

ARTICLE XI. REDEMPTION OF SECURITIES......................................    53

 SECTION 11.1.  Applicability of Article..................................    53
 SECTION 11.2.  Election to Redeem; Notice to Trustee.....................    53
 SECTION 11.3.  Selection of Securities to be Redeemed....................    53
 SECTION 11.4.  Notice of Redemption......................................    54
 SECTION 11.5.  Deposit of Redemption Price...............................    54
 SECTION 11.6.  Payment of Securities Called for Redemption...............    55
 SECTION 11.7.  Right of Redemption of Securities.........................    55

ARTICLE XII. CONVERSION OF SECURITIES.....................................    55

 SECTION 12.1.  Conversion Rights.........................................    55
 SECTION 12.2.  Conversion Procedures.....................................    56
 SECTION 12.3.  Conversion Ratio Adjustments..............................    58
 SECTION 12.4.  Reclassification, Consolidation, Merger or Sale of Assets.    61
 SECTION 12.5.  Notice of Adjustments of Conversion Ratio.................    61
 SECTION 12.6.  Prior Notice of Certain Events............................    62
 SECTION 12.7.  Certain Defined Terms.....................................    62
 SECTION 12.8.  Dividend or Interest Reinvestment Plans...................    63
 SECTION 12.9.  Certain Additional Rights.................................    63
 SECTION 12.10. Trustee Not Responsible for Determining Conversion
                Ratio or Adjustments......................................    64

ARTICLE XIII. SUBORDINATION OF SECURITIES.................................    64

 SECTION 13.1.  Securities Subordinate to Senior Debt.....................    64
 SECTION 13.2.  Payment Over of Proceeds Upon Dissolution, Etc............    64
 SECTION 13.3.  Prior Payment to Senior Debt Upon Acceleration of
                Securities................................................    65
 SECTION 13.4.  No Payment When Senior Debt in Default....................    66
 SECTION 13.5.  Payment Permitted if no Default...........................    66
 SECTION 13.6.  Subrogation to Rights of Holders of Senior Debt...........    67
 SECTION 13.7.  Provisions Solely to Define Relative Rights...............    67
 SECTION 13.8.  Trustee to Effectuate Subordination.......................    67
 SECTION 13.9.  No Waiver of Subordination Provisions.....................    67
 SECTION 13.10. Notice to Trustee.........................................    68
 SECTION 13.11. Reliance on Judicial Order or Certificate of
                Liquidating Agent.........................................    68
 SECTION 13.12. Trustee Not Fiduciary for Holders of Senior Debt..........    69
 SECTION 13.13. Rights of Trustee as Holder of Senior Debt;
                Preservation of Trustee's Rights..........................    69
 SECTION 13.14. Article Applicable to Paying Agents.......................    69
 SECTION 13.15. Certain Conversions or Exchanges Deemed Payment...........    69
 SECTION 13.16. Trust Moneys Not Subordinated.............................    69

     INDENTURE, dated as of _____________, 1998 between CNB BANCSHARES, INC., an Indiana corporation (hereinafter called the "Company") having its principal office at 20 N.W. Third Street, Evansville, Indiana 47739, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (hereinafter called the "Trustee").


                                    RECITALS

     A. For its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of securities to be known as its ____% Convertible Subordinated Debentures due 2028 (hereinafter referred to as the "Securities"), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in this Indenture.

     B. CNB Capital Trust I, a Delaware statutory business trust (the "Trust"), has offered to the public $__________ aggregate liquidation amount of preferred interests in such Trust (the "Capital Securities") and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $_________ aggregate liquidation amount of common interests in such Trust (the "Common Securities" and collectively with the Capital Securities, the "Trust Securities"), in $__________ aggregate principal amount of the Securities.

     C. The Company has requested that the Trustee execute and deliver this Indenture.

     D. All requirements necessary to make this Indenture a valid instrument in accordance with its terms, and to make the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Indenture have been duly authorized in all respects.

     E. To provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture.

     F. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW THEREFORE, THIS INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all of the Holders of the Securities, as follows:


                                  ARTICLE I.

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 1.1.  Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (1) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

     (2) All other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (3) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles which are generally accepted at the date or time of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company; and

     (4) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Act" when used with respect to any Holder has the meaning specified in
Section 1.4.

     "Additional Interest" means the interest, if any, that shall accrue on any interest on the Securities the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate of ____% per annum compounded quarterly.

     "Additional Taxes" means the sum of any additional taxes, duties and other governmental charges to which the Trust has become subject from time to time as a result of a Tax Event.

     "Administrative Trustee" means each Person identified as an "Administrative Trustee" in the Trust Agreement, solely in such Person's capacity as Administrative Trustee of the Trust under such Trust Agreement and not in such Person's individual capacity, or any successor administrative trustee appointed as therein provided.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, the Trust shall not be deemed to be an Affiliate of the Company. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.

     "Board of Directors" means either the board of directors of the Company or any committee of the board duly authorized to act hereunder.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed, or (iii) a day on which the Corporate Trust Office of the Trustee, or the principal office of the Property Trustee under the Trust Agreement, is closed for business.

     "Capital Securities" has the meaning specified in the Recitals of this Indenture.

     "Capital Treatment Event," with respect to the Trust, means the reasonable determination by the Company that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount (as defined in the Trust Agreement) of such Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

     "Closing Prices" has the meaning specified in Section 12.7(a).

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Securities" has the meaning specified in the Recitals of this Indenture.

     "Common Stock" means the common stock, no par value per share, of the Company.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" and "Company Order" mean, respectively, the written request or order signed in the name of the Company by the Chairman of the Board of Directors, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "Conversion Agent" means the Person appointed to act on behalf of the holders of Capital Securities in effecting the conversion of Capital Securities to Securities and Securities to Common Stock as and in the manner set forth it the Trust Agreement and this Indenture.

     "Conversion Ratio" has the meaning specified in Section 12.1.

     "Conversion Request" means (a) the irrevocable request to be given by a Holder to the Conversion Agent directing the Conversion Agent to convert the Holder's Security into shares of Common Stock, and (b) the irrevocable request to be given by a holder of Capital Securities to the Conversion Agent directing the Conversion Agent to exchange such Capital Securities for Securities and to convert such Securities into Common Stock on behalf of such holder.

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which at the date hereof is 101 Barclay Street, Floor 21 West, New York, New York 10286.

     "Corporation" includes a corporation, association, company, joint-stock company or business trust.

     "Current Market Price" has the meaning specified in Section 12.3(f).

     "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every capital lease obligation of such Person, (vi) every obligation of such Person for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements, and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

     "Defaulted Interest" has the meaning specified in Section 3.7.

     "Depositary" means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to this Indenture (or any successor thereto).

     "Distributions," with respect to the Trust Securities, means amounts payable in respect of such Trust Securities as provided in the Trust Agreement and referred to therein as "Distributions."

     "Dollar" means the currency of the United States of America that, as at the time of payment, is legal tender for the payment of public and private debts.

     "Event of Default" has the meaning specified in Article V.

     "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

     "Expiration Date" has the meaning specified in Section 1.4(f).

     "Extension Period" has the meaning specified in Section 3.11.

     "Federal Reserve" means the Board of Governors of the Federal Reserve System, as from time to time constituted, or if at any time after the execution of this Indenture the Federal Reserve is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

     "Global Security" means a Security in the form prescribed in Section 2.4 evidencing all or part of the Securities, issued to the Depositary or its nominee, and registered in the name of such Depositary or its nominee.

     "Guarantee," with respect to the Trust Securities, means the guarantee by the Company of Distributions on such Trust Securities to the extent provided in the Guarantee Agreement.

     "Guarantee Agreement," with respect to the Trust Securities, means the Guarantee Agreement, dated as of _________________, 1998, between the Company and The Bank of New York, as amended from time to time.

     "Holder" means a Person in whose name a Security is registered in the Securities Register.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

     "Junior Subordinated Payment" has the meaning specified in Section 13.2.

     "Maturity" when used with respect to the Securities means the date on which the principal of the Securities becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Notice of Default" means a written notice of the kind specified in Section 5.1(3).

     "NYSE" has the meaning specified in Section 12.3(f).

     "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

     "Original Issue Date" means ________________, 1998.

     "Outstanding" means, when used in reference to any Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

     (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (ii) Securities for whose payment or redemption price money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; and

     (iii) Securities in substitution for or in lieu of which other Securities have been authenticated and delivered or which have been paid pursuant to
Section 3.6, unless proof satisfactory to the Trustee is presented that any such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor. Upon the written request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of the Company or any other obligor on the Securities or any Affiliate of the Company or such obligor, and, subject to the provisions of Section 6.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

     "Paying Agent" means the Trustee or any Person authorized by the Company to pay the principal of (or premium, if any) or interest on the Securities on behalf of the Company.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment" means, with respect to the Securities, the place or places where the principal of (and premium, if any) and interest on the Securities are payable pursuant to Section 3.11.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

     "Proceeding" has the meaning specified in Section 13.2.

     "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the Trust Agreement, solely in its capacity as Property Trustee of such Trust under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.

     "Purchased Shares" has the meaning specified in Section 12.3(e).

     "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Regular Record Date" for the interest payable on any Interest Payment Date, means (i) in the case of Securities represented by one or more Global Securities, the Business Day next preceding such Interest Payment Date, and (ii) in the case of Securities not represented by one or more Global Securities, the date which is fifteen days next preceding such Interest Payment Date (whether or not a Business Day).

     "Responsible Officer" when used with respect to the Trustee means any officer of the Trustee assigned by the Trustee from time to time to administer its corporate trust matters.

     "Rights Plan" means a plan of the Company, if any, providing for the issuance by the Company to all holders of its Common Stock of rights entitling the holders thereof to subscribe for or purchase shares of Common Stock or any class or series of preferred stock of the Company, which rights (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable, and (iii) are also issued in respect of future issuances of Common Stock, in each case until the occurrence of a specified event or events.

     "Securities" or "Security" has the meaning specified in the Recitals to this Indenture.

     "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 3.5.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Company, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities or to other Debt which is pari passu with, or subordinated to, the Securities, provided, however, that Senior Debt shall not be deemed to include (a) any Debt of the Company which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to the Company, (b) any Debt of the Company to any of its Subsidiaries, (c) Debt to any employee of the Company, (d) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Securities as a result of the subordination provisions of this Indenture would be greater than such payments otherwise would have been (absent giving effect to this clause (d)) as a result of any obligation of such holders of such Debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, and (e) any Securities.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

     "Stated Maturity" when used with respect to any Security or any installment of principal thereof or interest thereon means the date specified pursuant to the terms of such Security as the date on which the principal of such Security or such installment of interest is due and payable, in the case of such principal, as such date may be shortened as provided pursuant to the terms of such Security and this Indenture.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Tax Event" means the receipt by the Trust of an Opinion of Counsel (as defined in the Trust Agreement) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the Securities, (ii) interest payable by the Company on the Securities is not, or within 90 days of the date of such Opinion of Counsel, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) such Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Trading Day" has the meaning specified in Section 12.7(b).

     "Trust" has the meaning specified in the second recital of this Indenture.

     "Trust Agreement" means the Amended and Restated Trust Agreement between the Company, as depositor, James J. Giancola and John R. Spruill, as Administrative Trustees, The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee, as amended from time to time.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include such successor Trustee.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. (S) 77aaa-77bbb), as amended and as in effect on the date as of this Indenture, except as provided in Section 9.5.

     "Trust Securities" has the meaning specified in the Recitals of this Indenture.

     "Vice President," when used with respect to the Company means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     SECTION 1.2.  Compliance Certificate and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent (including covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including covenants compliance with which constitute a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 10.5) shall include:

  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

  (3) a statement that, in the opinion of each such individual, he has made or caused to be made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

  SECTION 1.3. Forms of Documents Delivered to Trustee.

  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel rendering such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

  SECTION 1.4. Acts of Holders.

  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

  (c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

  (d)  The ownership of Securities shall be proved by the Securities Register.

  (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

  (f) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of the relevant Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of the relevant Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of the relevant Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of the relevant Securities in the manner set forth in Section 1.6.

  The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(2), or (iv) any direction referred to in Section 5.12. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Securities on such record date shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of the Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of the Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of the Securities in the manner set forth in Section 1.6.

  With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of the Outstanding Securities in the manner set forth in Section 10.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.4, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

  (g) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

  SECTION 1.5. Notices, Etc. to Trustee and Company.

  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

  (1) the Trustee by any Holder, any holder of Capital Securities or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

  (2) the Company by the Trustee, any Holder or any holder of Capital Securities shall be sufficient for every purpose (except as otherwise provided in Section 5.1) hereunder if in writing and mailed, first class, postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

  SECTION 1.6. Notice to Holders; Waiver.

  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

  SECTION 1.7. Conflict with Trust Indenture Act.

  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

  SECTION 1.8. Effect of Headings and Table of Contents.

  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

  SECTION 1.9. Successors and Assigns.

  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

  SECTION 1.10. Separability Clause.

  In case any provision of this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  SECTION 1.11. Benefits of Indenture.

  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, the holders of Senior Debt, the Holders of the Securities and, to the extent expressly provided in Sections 5.2, 5.8, 5.9, 5.11, 5.13, 9.1 and 9.2, the holders of Capital Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

  SECTION 1.12. Governing Law.

  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF INDIANA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

  SECTION 1.13. Non-Business Days.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day (and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, until such next succeeding Business Day) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity).

                                  ARTICLE II.

                                SECURITY FORMS

     SECTION 2.1.  Forms Generally.

     The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or automated quotation system on which the Securities may be listed or traded or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

     The definitive Securities shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, if required by any securities exchange or automated quotation system on which the Securities may be listed or traded, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange or automated quotation system on which the Securities may be listed or traded, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

     SECTION 2.2.  Form of Face of Security.

                      CNB BANCSHARES, INC.                            CUSIP ____
                    __% Convertible Subordinated Debentures

No.____                                                   $_________

     CNB BANCSHARES, INC., a corporation organized and existing under the laws of the state of Indiana (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for
value received, hereby promises to pay to        , or registered assigns, the
principal sum of         Dollars on __________ __, 2028. The Company further
promises to pay interest on said principal sum from       , 1998 or from the
most recent interest payment date (each such date, an "Interest Payment Date") on which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 1998, at the rate of % per annum, until the principal hereof shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the
rate of   % per annum, compounded quarterly. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed, or (iii) a day on which the Corporate Trust Office of the Trustee or the principal office of the Property Trustee under the Trust Agreement hereinafter referred to for CNB Capital Trust I is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be, in the case of Securities represented by one or more Global Securities, the Business Day next preceding such Interest Payment Date and, in the case of Securities not represented by one or more Global Securities, the date which is fifteen days next preceding such Interest Payment Date (whether or not a Business Day). Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed or traded, and upon such notice as may be required by such exchange or self-regulatory organization, all as more fully provided in the Indenture.

     So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Security to defer payment of interest on this Security, at any time or from time to time, for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security; provided, further, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions on or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that ranks pari passu with or junior in interest to this Security, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to this Security (other than (a) dividends or distributions in the Company's capital stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under the Guarantee with respect to this Security, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees, related to the issuance of Common Stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of Common Stock (or securities convertible or exchangeable for Common Stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period shall exceed 20 consecutive quarters or extend beyond the Stated Maturity of the principal of this Security. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Holder of this Security and the Trustee notice of its election to begin any Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on this Security would be payable but for such deferral or, with respect to the Securities issued to the Trust, so long as such Securities are held by the Trust, prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities would be payable but for such deferral, or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

     Payment of principal of (and premium, if any) and interest on this Security shall be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made, except in the case of Securities in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register, or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing at least fifteen days before the relevant Interest Payment Date by the Person entitled thereto as specified in the Securities Register.

     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payments to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

CNB BANCSHARES, INC.

By:
   --------------------------
   [President or Vice President]

Attest:
      ------------------------------
   [Secretary or Assistant Secretary]

     SECTION 2.3.  Form of Reverse of Security.

     This Security is one of a duly authorized issue of securities of the Company, designated as its ____% Convertible Subordinated Debentures (herein called the "Securities"), limited in aggregate principal amount to $__________, issued under an Indenture, dated as of ____________, 1998 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. All capitalized terms used but not defined in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of _________, 1998 (the "Trust Agreement"), among CNB Bancshares, Inc., as Depositor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

     The Company may at any time, at its option, on or after _________, 2001, and subject to the terms and conditions of Article XI of the Indenture, redeem this Security in whole at any time or in part from time to time, without premium or penalty, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest including Additional Interest, if any, to the Redemption Date. Upon the occurrence and during the continuation of a Tax Event or a Capital Treatment Event, the Company may, at its option, at any time within 90 days of the occurrence of such Tax Event or Capital Treatment Event redeem this Security, in whole but not in part, subject to the provisions of Section
11.7 and the other provisions of Article XI of the Indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the Redemption Date. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Securities issued to the Trust, if upon an Event of Default, the Trustee or the Holders of not less than

25% in principal amount of the Outstanding Securities fails to declare the principal of all the Securities to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.

     The Holder of any Security has the right, exercisable at any time after
         , 1998 and on or before 5:00 p.m. (Eastern Standard time) on the Business Day immediately preceding the date of repayment of the Securities, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event or a Capital Treatment Event), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $25) into fully paid and nonassessable shares of Common Stock of the Company at an initial
conversion ratio of   shares of Common Stock for each $25 in aggregate principal
amount of Securities (equal to an initial conversion price of $   per share of
Common Stock), subject to adjustment under certain circumstances (the "Conversion Ratio"). The number of shares issuable upon conversion of a Security shall be determined by multiplying the principal amount of the Security to be converted by the Conversion Ratio in effect on the Conversion Date. No fractional shares of Common Stock shall be issued upon conversion and, in lieu thereof, a cash payment shall be made for any fractional interest. The outstanding principal amount of any Security shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

     To convert a Security, a Holder must (i) complete and sign a Conversion Request substantially in the form attached hereto, (ii) surrender the Security to the Conversion Agent, (iii) furnish appropriate endorsements or transfer documents if required by the Security Registrar or Conversion Agent, and (iv) pay any transfer or similar tax, if required. If a Conversion Request is delivered on or after the Regular Record Date and prior to the subsequent Interest Payment Date, the Holder shall be required to pay to the Company the interest payment to be made on the subsequent Interest Payment Date, and shall be entitled to receive the interest payable on the subsequent Interest Payment Date, on the portion of Securities to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. Notwithstanding the foregoing, if, during an Extension Period, a notice of redemption is mailed pursuant to Section 11.06 of the Indenture and a Security is converted after such mailing but prior to the relevant Redemption Date, all accrued but unpaid interest (including Additional Payments, if any) through the date of conversion shall be paid to the holder of such Security on the Redemption Date. Except as otherwise provided in the immediately preceding two sentences, in the case of any Security which is converted, interest with a Stated Maturity which is after the date of conversion of such Security shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Additional Payments, if any) on the Securities being converted, which shall be deemed to be paid in full. If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 3.07 of the Indenture and this paragraph) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Securities are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.

     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     SECTION 2.4.  Additional Provisions Required in Global Security.

     Any Global Security issued hereunder shall, in addition to the provisions contained in Sections 2.2 and 2.3, bear a legend in substantially the following form:

     "This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary."

     SECTION 2.5.  Form of Trustee's Certificate of Authentication.

     This is one of the Securities referred to in the within mentioned
Indenture.

Dated:            The Bank of New York
                  as Trustee

                  By:
                     -------------------------
                     Authorized Signatory

     SECTION 2.6. Form of Conversion Notice.

                              CONVERSION REQUEST

To:  CNB Bancshares, Inc.

     The undersigned owner of these Securities hereby irrevocably elects to convert these Securities, or the portion below designated, into Common Stock of the Company (the "Common Stock") in accordance with the terms of the Indenture (the "Indenture"), dated as of _________ __, 1998, between the Company and The Bank of New York, as Trustee.

     The undersigned owner of these Securities hereby directs the Conversion Agent to convert such Securities on behalf of the undersigned, into Common Stock (at the Conversion Ratio specified in the Indenture). The undersigned owner of these Securities also hereby notifies the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, should be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. (If shares are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.)

Date: ______________

Principal Amount of Securities to be converted ($25 or integral multiples thereof): $ ______________

If a name or names other than the undersigned, please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address or addresses of such person or persons.

-------------------------

-------------------------

-------------------------

(Sign exactly as your name appears on the other side of this Security) (for conversion only)

Please print or type name and address, including zip code, and social security or other identifying number:


-------------------------

-------------------------

-------------------------

Signature Guarantee:* _________________________

--------------------
     *Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

                                 ARTICLE III.

                                  SECURITIES

     SECTION 3.1.    Title and Terms; Paying Agent.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $___________ except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.4, 3.5, 3.6, 9.6 or
11.6 and except for any Securities which, pursuant to the last paragraph of
Section 3.3, are deemed never to have been authenticated and delivered hereunder.

     The Securities shall be known and designated as the "____% Convertible Subordinated Debentures" of the Company. Their Stated Maturity shall be ______________, 2028, or if the Company elects to accelerate the maturity date in accordance with Section 5.2 hereof, such earlier date as the Company selects, but in no event before ________________, 2001.

     The Securities shall bear interest at the rate of ____% per annum, from _________, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly (subject to deferral as set forth herein), in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 1998 until the principal thereof is paid or made available for payment. Accrued interest that is not paid on the applicable Interest Payment Date (even if unpaid due to an extension of an interest payment period as set forth below in this Section 3.1) shall bear Additional Interest on the amount thereof. In the event that any date on which interest is payable on the Securities is not a Business Day, then a payment of the interest payable on such date shall be made on the next succeeding day which is a Business Day (except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day) (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

          The principal of and premium, if any, and interest on the Securities shall be payable at the office of the Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made, except in the case of Securities in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register, or
(ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register; provided that proper transfer instructions have been received by the Regular Record Date.

     The Company designates The Bank of New York as the initial Paying Agent with respect to the Securities. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts pursuant to Section 10.2.

     The Securities shall be subordinated in right of payment to Senior Debt as provided in Article XIII.

          SECTION 3.2.    Denominations.

          The Securities shall be in registered form without coupons and shall be issuable in denominations of $25 and any integral multiple thereof.

          SECTION 3.3.    Execution, Authentication, Delivery and Dating.

          The Securities shall be executed on behalf of the Company by its Chief Executive Officer, President or one of its Vice Presidents under its corporate seal reproduced or impressed thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. The Securities may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication by the Trustee.

          (1) A Security shall not be valid until manually authenticated by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

          (2) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Securities signed by its Chief Executive Officer, President or any Vice President and its Treasurer or any Assistant Treasurer, and the Trustee in accordance with such written order shall authenticate and deliver such Securities.

          (3) In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

          (4) The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture shall affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.
          Each Security shall be dated the date of its authentication.

          SECTION 3.4.    Temporary Securities.

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for that purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor one or more definitive Securities, of any authorized denominations having the same Original Issue Date and Stated Maturity and having the same terms as such temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 3.5.    Registration, Transfer and Exchange.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. Such register is herein sometimes referred to as the "Securities Register." The Trustee is hereby appointed "Securities Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

          Upon surrender for registration of transfer of any Security at the office or agency of the Company designated for that purpose the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

          All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

          Every Security presented or surrendered for transfer or exchange shall (if so required by the Company or the Securities Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made to a Holder for any transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.

          The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

          (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

          (2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security, or (ii) has ceased to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as depositary, in either case unless the Company has approved a successor Depositary within 90 days, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security, or (C) the Company in its sole discretion determines that such Global Security shall be so exchangeable or transferable.

          (3) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

          (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 3.4, 3.6, 9.6 or 11.6 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

          Neither the Company nor the Trustee shall be required, pursuant to the provisions of this Section 3.5, (a) to issue, transfer or exchange any Security during a period beginning at the opening of business fifteen days before the day of selection for redemption of Securities pursuant to Article XI and ending at the close of business on the day of mailing of notice of redemption, or (b) to transfer or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, any portion thereof not to be redeemed.

          SECTION 3.6.    Mutilated, Destroyed, Lost and Stolen Securities.

          If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of like tenor and principal amount, having the same Original Issue Date and Stated Maturity and bearing the same interest rate as such mutilated Security, and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, having the same Original Issue Date and Stated Maturity and bearing the same interest rate as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section 3.6 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 3.7.    Payment of Interest; Interest Rights Preserved.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, except that, unless otherwise provided in the Securities, interest payable on the Stated Maturity of the principal of a Security shall be paid to the Person to whom principal is paid. The initial payment of interest on any Security which is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security. At the option of the Company, interest on any Securities may be paid (i) by check mailed to the address of the Person entitled thereto as it shall appear on the Securities Register, or (ii) by wire transfer in immediately available funds at such place and to such account as designated by the Person entitled thereto as specified in the Securities Register.

          Any interest on any Security which is payable, but is not timely paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the

Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Security at the address of such Holder as it appears in the Securities Register not less than ten days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in New York City, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed or traded and, upon such notice as may be required by such exchange (or by the Trustee if the Securities are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

          Any interest on any Security which is deferred or extended pursuant to
Section 3.11 shall not be Defaulted Interest for the purposes of this Section
3.7.

          Subject to the foregoing provisions of this Section 3.7, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 3.8.    Persons Deemed Owners.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.7) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 3.9.    Cancellation.

          All Securities surrendered for payment, redemption, transfer, conversion or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this

Section 3.9, except as expressly permitted by this Indenture. All canceled Securities shall be returned by the Trustee to the Company and destroyed by the Company.

     SECTION 3.10.  Computation of Interest.

     Interest on the Securities payable for any full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months and interest on the Securities for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.

     SECTION 3.11.  Deferrals of Interest Payment Dates.

     So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of the Securities, from time to time to defer the payment of interest on the Securities for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each, an "Extension Period") during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date. At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Securities (together with Additional Interest thereon, if any, at the rate of ____%, to the extent permitted by applicable law) to the Persons in whose names the Securities are registered at the close of business on the Regular Record Date with respect to the Interest Payment Date at the end of such Extension Period; provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of the Securities; provided, further, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that ranks pari passu with or junior in interest to the Securities, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company that by their terms rank pari passu with or junior in interest to the Securities (other than (a) dividends or distributions in the Company's capital stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under the Guarantee with respect to such Security, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees, related to the issuance of Common Stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of Common Stock (or securities convertible or exchangeable for Common Stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period shall exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the principal of the Securities. Upon termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Holders of the Securities and the Trustee written notice of its election to begin any such Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on the Securities would be payable but for such deferral or, with respect to Securities issued to the Trust, so long as such Securities are held by the Trust, prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities of the Trust would be payable but for such deferral or (ii) the date the Administrative Trustees of the Trust are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

     The Trustee shall promptly give notice, in the name and at the expense of the Company, of the Company's election to begin any such Extension Period to the Holders of the Outstanding Securities.

     SECTION 3.12.  Right of Set-Off.

     Notwithstanding anything to the contrary in the Indenture, the Company shall have the right to set-off any payment it is otherwise required to make thereunder in respect of any Security to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee or under Section 5.8 of this Indenture.

     SECTION 3.13.  Agreed Tax Treatment.

     Each Security issued hereunder shall provide that the Company and, by its acceptance of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Security intend that such Security constitutes indebtedness and agree to treat such Security as indebtedness for United States federal, local and state tax purposes.

     SECTION 3.14.  Shortening of Stated Maturity.

     The Company shall have the right to shorten the Stated Maturity of the principal of the Securities at any time to any date not earlier than the first date on which the Company has the right to redeem the Securities. In the event that the Company elects to shorten the Stated Maturity of the Securities, it shall give written notice to the Trustee, and the Trustee shall give notice of such shortening to the Holders, no less than 30 and no more than 60 days prior to the effectiveness thereof. The Company's right to shorten the Stated Maturity of the principal of the Securities is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies.

     SECTION 3.15.  CUSIP Numbers.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                  ARTICLE IV.

                          SATISFACTION AND DISCHARGE

     SECTION 4.1.  Satisfaction and Discharge of Indenture.

     This Indenture shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and as otherwise provided in this
Section 4.1) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (1)  either

          (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

          (B) all such Securities not theretofore delivered to the Trustee for cancellation

               (i)    have become due and payable, or

               (ii) will become due and payable at their Stated Maturity within one year of the date of deposit, or

               (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (B) (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the currency or currencies in which the Securities are payable sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (including any Additional Interest) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

     SECTION 4.2.  Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such money or obligations have been deposited with or received by the Trustee.

                                  ARTICLE V.

                                   REMEDIES

     SECTION 5.1.  Events of Default.

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) default in the payment of any interest upon the Securities, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any interest payment date in the case of an Extension Period); or

     (2) default in the payment of the principal of (or premium, if any, on) the Securities at their Maturity; or

     (3) default in the performance, or breach, in any material respect, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere in this Section 5.1 specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied; or

     (4) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (5) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit for creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by the Company in furtherance of any such action; or

     (6)  any other Event of Default provided with respect to the Securities.

     SECTION 5.2.  Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default (other than an Event of Default specified in Section 5.1(4) or 5.1(5)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Securities issued to the Trust, if, upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities fail to declare the principal amount of all the Securities to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the corresponding Capital Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount (or specified portion thereof) of and the accrued interest (including any Additional Interest) on all the Securities shall become immediately due and payable. Payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII notwithstanding that such amount shall become immediately due and payable as herein provided. If an Event of Default specified in Section 5.1(4) or 5.1(5) occurs, the principal amount of all the Securities shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

     At any time after such a declaration of acceleration with respect to Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

          (A) all overdue installments of interest (including any Additional Interest) on all of the Securities,

          (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

          (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

     (2) all Events of Default, other than the non-payment of the principal of Securities which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13;

provided that, in the case of Securities held by the Trust, if the Holders of at least a majority in principal amount of the Outstanding Securities fail to rescind and annul such declaration and its consequences, the holders of a majority in aggregate Liquidation Amount (as defined in the Trust

Agreement) of the Capital Securities then outstanding shall have such right by written notice to the Company and the Trustee, subject to the satisfaction of the conditions set forth in Clauses (1) and (2) above of this Section 5.2.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by
Trustee.

     The Company covenants that if:

     (1) default is made in the payment of any installment of interest (including any Additional Interest) on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

     (2) default is made in the payment of the principal of (and premium, if any, on) any Security at the Maturity thereof,

the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest (including any Additional Interest); and, in addition thereto, all amounts owing the Trustee under Section 6.7.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 5.4. Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors,

     (a) the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest (including any Additional Interest)) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (including any Additional Interest) owing and unpaid in respect to the

     Securities and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Holders and any predecessor to the Trustee under Section 6.7 allowed in any such judicial proceedings; and

          (ii) in particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 5.6; and

     (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 5.6, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 6.7.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

     SECTION 5.5.  Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of all the amounts owing the Trustee and any predecessor Trustee under Section 6.7, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     SECTION 5.6.  Application of Money Collected.

     Any money or property collected or to be applied by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest (including any Additional Interest), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.7;

     SECOND: Subject to Article XIII, to the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any), interest (including any Additional Interest) and Additional Taxes, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (and premium, if any) and interest (including any Additional Interest), respectively; and

     THIRD: The balance, if any, to the Person or Persons entitled thereto.

     SECTION 5.7.    Limitation on Suits.

     No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:

     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

     (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (3) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (4) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more of the Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders.

     SECTION 5.8. Unconditional Right of Holders to Receive Principal, Premium and Interest; Direct Action by Holders of Capital Securities.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest (including any Additional Interest) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. In the case of Securities held by the Trust, any holder of the Capital Securities shall have the right, upon the occurrence of an Event of Default described in Section 5.1(1) or 5.1(2), to institute a suit directly against the Company for enforcement of payment to such holder of principal of (premium, if any) and (subject to Section 3.7) interest (including any Additional Interest) on the Securities having a principal amount equal to the aggregate Liquidation Amount (as defined in the Trust Agreement) of such Capital Securities held by such holder.

     SECTION 5.9.  Restoration of Rights and Remedies.

     If the Trustee, any Holder or any holder of Capital Securities has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, such Holder or such holder of Capital Securities, then and in every such case the Company, the Trustee, the Holders and such holder of Capital Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Holders and the holders of Capital Securities shall continue as though no such proceeding had been instituted.

     SECTION 5.10.  Rights and Remedies Cumulative.

     Except as otherwise provided in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 5.11.  Delay or Omission Not Waiver.

     No delay or omission of the Trustee, any Holder of any Security or any holder of any Capital Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

     Every right and remedy given by this Article V or by law to the Trustee or to the Holders and the right and remedy given to the holders of Capital Securities by Section 5.8 may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Holders or the holders of Capital Securities, as the case may be.

     SECTION 5.12.  Control by Holders.

     The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

     (1) such direction shall not be in conflict with any rule of law or with this Indenture,

     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

     (3) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Officers of the Trustee shall, in good faith, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

     SECTION 5.13.  Waiver of Past Defaults.

     The Holders of not less than a majority in principal amount of the Outstanding Securities and, in the case of any Securities issued to the Trust, the holders of a majority in Liquidation Amount (as defined in the Trust Agreement) of Capital Securities issued by the Trust may waive any past default hereunder and its consequences, except a default:

     (1) in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security (unless all Events of Default, other than the non-payment of the principal of Securities which has become due solely by such acceleration, have been cured or annulled as provided in Section 5.3 and the Company has paid or deposited with the Trustee a sum sufficient to pay all overdue installments of interest (including any Additional Interest) on all Securities, the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), or

     (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

     Any such waiver shall be deemed to be on behalf of the Holders of all the Securities or, in the case of a waiver by holders of Capital Securities issued by the Trust, by all holders of Capital Securities.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 5.14.  Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security on or after the respective Stated Maturities expressed in such Security.

     SECTION 5.15.  Waiver of Usury, Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VI.

                                    TRUSTEE

     SECTION 6.1.  Certain Duties and Responsibilities.

     (a)  Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that

          (1) this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section 6.1;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

     SECTION 6.2.  Notice of Defaults.

     Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Securities Register, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities; and provided, further, that, in the case of any default of the character specified in Section 5.1(3), no such notice to Holders of Securities shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 6.2, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

     SECTION 6.3.  Certain Rights of Trustee.

     Subject to the provisions of Section 6.1:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

     (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, Security or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

     (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

     SECTION 6.4.  Not Responsible for Recitals or Issuance of Securities.

     The Recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

     SECTION 6.5.  May Hold Securities.

     The Trustee, any Authenticating Agent, any Paying Agent, any Securities Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections
6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Securities Registrar or such other agent.

     SECTION 6.6.  Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

     SECTION 6.7.  Compensation and Reimbursement.

     The Company, as borrower, agrees

     (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) incurred without negligence or bad faith, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. This indemnification shall survive the termination of this Indenture.

     To secure the Company's payment obligations in this Section 6.7, the Company and the Holders agree that the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee. Such lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Reform Act of 1978 or any successor statute.

     SECTION 6.8.  Disqualification; Conflicting Interests.

     The Trustee shall be subject to the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of said Section 310(b).

     SECTION 6.9.  Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be:

     (a) a corporation organized and doing business under the laws of the United States of America or of any state or territory or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal, state, territorial or District of Columbia authority, or

     (b) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee for the Securities issued hereunder.

     SECTION 6.10.  Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after such removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (d)  If at any time:

          (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, acting pursuant to the authority of a Board Resolution, may remove the Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Securities Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     SECTION 6.11.    Acceptance of Appointment by Successor.

     (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in Section 6.11(a).

     (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

     SECTION 6.12.    Merger, Conversion, Consolidation or Succession to
Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this
Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated, and in case any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Securities or in this Indenture that the certificate of the Trustee shall have .


     SECTION 6.13.    Preferential Collection of Claims Against Company.

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

     SECTION 6.14.    Appointment of Authenticating Agent.

     The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, or of any state or territory or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.14 the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Securities. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provision of this Section 6.14.

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14.

     If an appointment is made pursuant to this Section 6.14, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Securities referred to in the within mentioned
Indenture.

Dated:                                 /s/
                                          -------------------------
                                       As Trustee

                                       By:
                                          -------------------------
                                           As Authenticating Agent

                                       By:
                                           ------------------------
                                            Authorized Officer

                                 ARTICLE VII.

               HOLDER'S LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 7.1.    Company to Furnish Trustee Names and Addresses of Holders.

     The Company shall furnish or cause to be furnished to the Trustee:

     (a) semi-annually, not more than fifteen days after January 15 and July 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such January 1 and July 1, and

     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Securities Registrar.

     SECTION 7.2.    Preservation of Information, Communications to Holders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.1 upon receipt of a new list so furnished.

     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

     SECTION 7.3.    Reports by Trustee.

     (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed and also with the Commission. The Company will promptly notify the Trustee when any Securities are listed on any stock exchange.

     SECTION 7.4.    Reports by Company.

     The Company shall file with the Trustee and with the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Trustee within fifteen days after the same is required to be filed with the Commission. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the Commission and provide the Trustee with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of Trust Indenture Act Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                 ARTICLE VIII.

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 8.1.    Company May Consolidate, Etc., Only on Certain Terms.

     The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

     (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust organized and existing under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

     (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

     (3) in the case of Securities held by the Trust, such consolidation, merger, conveyance, transfer or lease is permitted under the Trust Agreement and Guarantee and does not give rise to any breach or violation of the Trust Agreement or Guarantee; and

     (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and any such supplemental indenture complies with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee, subject to Section 6.1, may rely upon such Officers' Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.1.

     SECTION 8.2. Successor Corporation Substituted.

     Upon any consolidation or merger by the Company with or into any other Person, or any conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to any Person in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and in the event of any such conveyance, transfer or lease the Company shall be discharged from all obligations and covenants under the Indenture and the Securities and may be dissolved and liquidated.

     Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the written order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall make available for delivery any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to such provisions and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

     In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.

                                  ARTICLE IX.

                            SUPPLEMENTAL INDENTURES

     SECTION 9.1. Supplemental Indentures without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

     (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

     (2) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Company; or

     (3) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

     (4) to add any additional Events of Default; or

     (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

     (6) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (6) shall not adversely affect the interest of the Holders in any material respect or, in the case of the Securities issued to the Trust and for so long as any of the corresponding Capital Securities issued by the Trust shall remain outstanding, the holders of such Capital Securities; or

     (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by more than one Trustee, pursuant to the requirements of
Section 6.11(b); or

     (8) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

     SECTION 9.2. Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

     (1) except to the extent permitted by Section 3.11 or as otherwise specified as contemplated by Section 2.1 with respect to the deferral of the payment of interest on the Securities, change the Stated Maturity of the principal of, or any installment of interest (including any Additional Interest) on, any Security, or reduce the principal amount thereof or the rate of interest thereon or reduce any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

     (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of the Holders of which is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

     (3) modify any of the provisions of this Section 9.2, Section 5.13 or
Section 10.5, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; or

     (4) modify the provisions in Article XIII of this Indenture with respect to the subordination of Outstanding Securities in a manner adverse to the Holders thereof;

provided, further, that, in the case of Securities issued to the Trust, so long as any of the Capital Securities issued by the Trust remains outstanding, (i) no such amendment shall be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount (as defined in the Trust Agreement) of the Capital Securities then outstanding unless and until the principal (and premium, if any) of the Securities and all accrued and, subject to Section 3.7, unpaid interest (including any Additional Interest) thereon have been paid in full, and (ii) no amendment shall be made to Section
5.8 that would impair the rights of the holders of Capital Securities provided therein without the prior consent of the holders of each Capital Security then outstanding unless and until the principal (and premium, if any) of the Securities and all accrued and (subject to Section 3.7) unpaid interest (including any Additional Interest) thereon have been paid in full.

     It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 9.3. Execution of Supplemental Indentures.

     In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 9.4. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 9.5. Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect.

     SECTION 9.6. Reference in Securities to Supplemental Indentures.

     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                  ARTICLE X.

                                   COVENANTS

     SECTION 10.1. Payment of Principal, Premium and Interest.

     The Company covenants and agrees for the benefit of the Securities that it shall duly and punctually pay the principal of (and premium, if any) and interest (including Additional Interest) on the Securities in accordance with the terms of the Securities and this Indenture.

     SECTION 10.2. Maintenance of Office or Agency.

     The Company shall maintain in each Place of Payment for the Securities, an office or agency where Securities may be presented or surrendered for payment and an office or agency where Securities may be surrendered for transfer, conversion or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for said purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities for such purposes. The Company shall give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.

     SECTION 10.3. Money for Security Payments to be Held in Trust.

     If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its failure so to act.

     Whenever the Company shall have one or more Paying Agents, it shall, prior to 10:00 a.m. Eastern Standard time on each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal and premium (if any) or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its failure so to act.

     The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.3, that such Paying Agent shall:

     (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest (including Additional Interest) on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest (including Additional Interest);

     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

     (4) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Company or any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest (including Additional Interest) on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid on Company Request to the Company, or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 10.4. Statement as to Compliance.

     The Company shall deliver to the Trustee, within 120 days after the end of each calendar year of the Company ending after the date hereof, an Officers' Certificate, one of the signatories of which shall be the principal executive, principal financial or principal accounting officer of the Company, covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For the purpose of this Section 10.4, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

     SECTION 10.5. Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any covenant or condition provided pursuant to Section 9.1(3) or 9.1(4), if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.

     SECTION 10.6. Payment of Trust Costs and Expenses.

     Since the Trust is being formed solely to facilitate an investment in the Securities, the Company, in its capacity as the issuer of the Securities, hereby covenants to pay all debts and obligations (other than with respect to the Capital Securities and Common Securities) and all costs and expenses of the Trust (including, but not limited to, all costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and all costs and expenses relating to the operation of the Trust) and to pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States, or any other taxing authority, so that the net amounts received and retained by the Trust and the Property Trustee after paying such expenses shall be equal to the amounts the Trust and the Property Trustee would have received had no such costs or expenses been incurred by or imposed on the Trust. The obligations of the Company to pay all debts, obligations, costs and expenses of the Trust (other than with respect to the Capital Securities and Common Securities) shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.

     SECTION 10.7. Additional Covenants.

     The Company covenants and agrees with each Holder of Securities that it shall not, and it shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem purchase, acquire or make a liquidation payment with respect to, any shares of the Company's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Securities, or (iii) make any guarantee payments with respect to any guarantee by the Company of debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Securities (other than (a) dividends or distributions in the Company's capital stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under the Guarantee, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees, related to the issuance of Common Stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of Common Stock (or securities convertible or exchangeable for Common Stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such

Extension Period) if at such time (x) there shall have occurred any event of which the Company has actual knowledge that (A) with the giving of notice or the lapse of time or both, would constitute an Event of Default with respect to the Securities, and (B) in respect of which the Company shall not have taken reasonable steps to cure, (y) if the Securities are held by a Trust, the Company shall be in default with respect to its payment of any obligations under the Guarantee, or (z) the Company shall have given notice of its election to begin an Extension Period with respect to the Securities as provided herein and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

     The Company also covenants with each Holder of Securities to the Trust (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate the Trust, except (a) in connection with a distribution of the Securities to the holders of the Trust Securities in liquidation of the Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, and
(iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to remain classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

                                  ARTICLE XI.

                           REDEMPTION OF SECURITIES

     SECTION 11.1. Applicability of Article.

     Redemption of Securities as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article XI; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article XI, the provision of such form of Security shall govern. Except as otherwise set forth in the form of Security, each Security shall be subject to partial redemption only in the amount of $25 or integral multiples thereof.

     SECTION 11.2. Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of the Securities, the Company shall, not less than 45 nor more than 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such date and of the principal amount of Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities, the Company shall furnish the Trustee with an Officers' Certificate and an Opinion of Counsel evidencing compliance with such restriction.

     SECTION 11.3. Selection of Securities to be Redeemed.

     If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by lot or such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any

Security, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such specified tenor not previously called for redemption in accordance with the preceding sentence.

     The Trustee shall promptly notify the Company in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

     SECTION 11.4. Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not later than the 30th day, and not earlier than the 60th day, prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder as it appears in the Securities Register.

     Each notice of redemption shall identify the Securities to be redeemed (including CUSIP number, if a CUSIP number has been assigned to such Securities) and shall state:

     (a) the Redemption Date;

     (b) the Redemption Price;

     (c) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

     (d) that on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date; and

     (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall not be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

     SECTION 11.5. Deposit of Redemption Price.

     Prior to 10:00 a.m. Eastern Standard time on the Redemption Date specified in the notice of redemption given as provided in Section 11.4, the Company shall deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and any accrued interest (including Additional Interest) on, all the Securities which are to be redeemed on that date.

     SECTION 11.6. Payment of Securities Called for Redemption.

     If any notice of redemption has been given as provided in Section 11.4, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price. On presentation and surrender of such Securities at a Place of Payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

     Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented and having the same Original Issue Date, Stated Maturity and terms. If a Global Security is so surrendered, such new Security shall also be a new Global Security.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium, if any, on such Security shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

     SECTION 11.7. Right of Redemption of Securities.

     The Company, at its option, may redeem such Securities (i) on or after _____________, 2001, in whole at any time or in part from time to time, or (ii) upon the occurrence and during the continuation of a Tax Event or a Capital Treatment Event, at any time within 90 days following the occurrence of such Tax Event or Capital Treatment Event in respect of the Trust, in whole (but not in part), in each case at a Redemption Price equal to 100% of the principal amount thereof; provided that the Company's right to redeem such Securities pursuant to clause (i) or (ii) above is subject to the Company having received the prior approval of the Federal Reserve if required under applicable capital guidelines or policies.

                                 ARTICLE XII.

                           CONVERSION OF SECURITIES

     SECTION 12.1. Conversion Rights.

     Subject to and upon compliance with the provisions of this Article XII, the Securities are convertible, at the option of the Holder, at any time after ______________, 1998, and on or before 5:00 p.m. (Eastern Standard time) on the Business Day immediately preceding the date of repayment of such Securities, whether at maturity or upon redemption, into fully paid and nonassessable shares of

Common Stock at an initial conversion ratio of _____ shares of Common Stock for each $25 in aggregate principal amount of Securities (equal to an initial conversion price of $_____ per share of Common Stock), subject to adjustment as described in this Article XII (the "Conversion Ratio"). A Holder of Securities may convert any portion of the principal amount of the Securities into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by multiplying (x) the quotient obtained by dividing the principal amount of the Securities to be converted by $25.00, by (y) the Conversion Ratio. In case a Security or portion thereof is called for redemption, such conversion right in respect of the Security or portion so called shall expire at 5:00 p.m. (Eastern Standard time) on the Business Day immediately preceding the corresponding Redemption Date, unless the Company defaults in making the payment due upon redemption.

     SECTION 12.2.    Conversion Procedures.

     (a) To convert all or a portion of the Securities, the Holder thereof shall deliver to the Conversion Agent an irrevocable Conversion Request setting forth the principal amount of Securities to be converted, together with the name or names, if other than the Holder, in which the shares of Common Stock should be issued upon conversion and, if such Securities are definitive Securities, surrender to the Conversion Agent the Securities to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Capital Securities may exercise its right under the Trust Agreement to exchange such Capital Securities for Securities which shall be converted into Common Stock by delivering to the Conversion Agent an irrevocable Conversion Request setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Capital Security for a portion of the Securities held by the Trust (at an exchange rate of $25 principal amount of Securities for each Capital Security), and (ii) to immediately convert such Securities, on behalf of such Holder, into Common Stock pursuant to this Article XII and, if such Capital Securities are in definitive form, surrendering such Capital Securities, duly endorsed or assigned to the Company or in blank. So long as any Capital Securities are outstanding, the Trust shall not convert any Securities except pursuant to a Conversion Request delivered to the Conversion Agent by a holder of Capital Securities.

     If a Conversion Request is delivered on or after the Regular Record Date and prior to the subsequent Interest Payment Date, the Holder shall be required to pay to the Company the interest payable to the Holder on the subsequent Interest Payment Date prior to receiving the shares of Common Stock, and shall be entitled to receive the interest payable on the subsequent Interest Payment Date, on the portion of Securities to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. Except as provided in the immediately preceding sentence, the Company shall not make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid interest, whether or not in arrears, on converted Securities; provided, however, that if notice of redemption of Securities is mailed or otherwise given to Holders of Securities, then, if any Holder of Securities converts any Securities into Common Stock on any date on or after the date on which such notice of prepayment is mailed or otherwise given, and if such date of conversion falls on any day from and including the first day of an Extension Period and on or prior to the Interest Payment Date upon which such Extension Period ends, such converting Holder shall be entitled to receive either (i) if the date of such conversion falls after a Regular Record Date and on or prior to the next succeeding Interest Payment Date, all accrued and unpaid interest on such Securities (including interest thereon, if any, to the extent permitted by applicable law) to such Interest Payment Date, or (ii) if the date of such conversion does not fall on a date described in clause (i) above, all accrued and unpaid interest on such Securities (including interest thereon, if any, to the extent permitted by applicable law) to the most recent Interest Payment Date prior to the date of such conversion, which interest shall, in either such case, be paid to such converting Holder unless the date of conversion of such Securities is on or prior to the Interest Payment Date upon which such Extension Period ends and after the Regular Record Date for such Interest Payment Date, in which case such interest shall be paid to the person who was the Holder of such Securities (or one or more predecessor Securities) at 5:00 p.m. (Eastern Standard time) on such Regular Record Date. Except as otherwise set forth above in this paragraph, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Additional Interest, if any) on the Securities being converted, which shall be deemed to be paid in full. If any Security called for redemption is converted, any money deposited with the Trustee or with any paying agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in this Indenture) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

     Each conversion shall be deemed to have been effected immediately prior to 5:00 p.m. (Eastern Standard time) on the day on which the Conversion Request was received (the "Conversion Date") by the Conversion Agent from the Holder or from a holder of the Capital Securities effecting a conversion thereof pursuant to its conversion rights under the Trust Agreement, as the case may be. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as a record holder or holders of such Common Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Conversion Request, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to each Person or Persons.

     (b) Subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in Section 12.2(a), the Company's delivery upon conversion of the fixed number of shares of Common Stock into which the Securities are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the portion of Securities so converted and any unpaid interest (including Additional Interest, if any) accrued on such Securities at the time of such conversion.

     (c) No fractional shares of Common Stock shall be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the last reported sale price of such fractional interest on the date on which the Securities or Capital Securities, as the case may be, were duly surrendered to the Conversion Agent for conversion, or, if such day is not a Trading Day, on the next Trading Day, and the Conversion Agent in turn shall make such payment, if any, to the Holder of the Securities or the holder of the Capital Securities so converted.

     (d) In the event of the conversion of any Security in part only, a new Security or Securities for the unconverted portion thereof shall be issued in the name of the Holder thereof upon the cancellation thereof in accordance with
Section 3.6.

     (e) In effecting the conversion transactions described in this Section 12.2, the Conversion Agent is acting as agent of the holders of Capital Securities (in the exchange of Capital Securities for Securities) and as agent of the Holders of Securities (in the conversion of Securities into Common

Stock), as the case may be, directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Capital Securities for Securities held by the Trust from time to time in connection with the conversion of such Capital Securities in accordance with this Article XII, and (ii) to convert all or a portion of the Securities into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this
Article XII and to deliver to the Trust a new Security or Securities for any resulting unconverted principal amount.

     SECTION 12.3.    Conversion Ratio Adjustments.

     The Conversion Ratio shall be subject to adjustment (without duplication) from time to time as follows:

     (a) In case the Company shall, while any of the Securities are outstanding,
(i) pay a dividend or make a distribution with respect to its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, then the Conversion Ratio in effect immediately prior to such action shall be adjusted so that the Holder of any Securities thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action had such Securities been converted immediately prior thereto. An adjustment made pursuant to this Section 12.3(a) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this Section 12.3(a), the Holder of any Security thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution filed with the Trustee) shall determine the allocation of the adjusted Conversion Ratio between or among shares of such classes or series of capital stock.

     (b) In case the Company shall, while any of the Securities are outstanding, issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned in this Section 12.3(b)) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on such record date, then the Conversion Ratio for the Securities shall be adjusted so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. For the purposes of this Section 12.3(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of the shares of Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this Section 12.3(b) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Company, the Conversion Ratio shall be readjusted at the time of such expiration to the Conversion Ratio that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

     (c) Subject to the last sentence of this Section 12.3(c), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in Section 12.3(b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 12.3(a)), then the Conversion Ratio shall be increased so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the effectiveness of the Conversion Ratio increase contemplated by this Section 12.3(c) by a fraction of which the numerator shall be the Current Market Price per share of Common Stock on the date fixed for the payment of such distribution (the "Reference Date"), and of which the denominator shall be, the Current Market Price per share of the Common Stock on the Reference Date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such dividend or distribution is not so paid or made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such dividend or distribution had not occurred. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12.3(c) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price per share of Common Stock. For purposes of this Section 12.3(c), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any Conversion Ratio increase required by this Section 12.3(c)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further Conversion Ratio increase required by Section 12.3(a) or 12.3 (b)), except (A) the Reference Date of such dividend or distribution as defined in this Section 12.3(c) shall be substituted as (a) "the record date in the case of a dividend or other distribution," and (b) "the record date for the determination of shareholders entitled to receive such rights or warrants," and (c) "the date fixed for such determination" within the meaning of Sections 12.3(a) and 12.3(b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the Conversion Ratio in Section 12.3(a).

     (d) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding all cash dividends paid out of the retained earnings of the Company), then the Conversion Ratio shall be increased so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the effectiveness of the Conversion Ratio increase contemplated by this Section 12.3(d) by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock, and of which the denominator shall be the Current Market Price per share of Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided applicable to one share of Common Stock on the date fixed for the payment of such distribution, such increase to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Security immediately prior to the record date for the distribution of the cash. In the event that such dividend or distribution is not so paid or made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed.

     (e) In case a tender or exchange offer (other than an odd-lot offer) made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 110% of the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Ratio shall be increased so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the effectiveness of the Conversion Ratio increase contemplated by this Section 12.3(e) by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares"), and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, and of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time.

     (f) For the purpose of any computation under Sections 12.3(b), (c), (d) or
(e), the "Current Market Price" per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than the earlier of the day in question or, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; provided, however, that if another event occurs that would require an adjustment pursuant to Sections 12.3(a) through (e), inclusive, the Board of Directors may make such adjustments to the Closing Prices during such five Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 12.3, in which case any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive. For purposes of this Section 12.3(f), the term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the New York Stock Exchange (the "NYSE") or on such successor securities exchange as the Common Stock may be listed or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, and (ii) when used with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such securities exchange or in such market after the Expiration Time of such offer.

     (g) The Company may make such increases in the Conversion Ratio, in addition to those required by Sections (a) through (e), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may increase the Conversion Ratio by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period, and the Board of Directors shall have made a determination that such increase would be in the best interest of the Company, which determination shall be conclusive. Whenever the Conversion Ratio is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Securities a notice of the increase at least fifteen days prior to the date the increased Conversion Ratio takes effect, and such notice shall state the increased Conversion Ratio and the period it shall be in effect.

     (h) No adjustment in the Conversion Ratio shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Ratio; provided, however, that any adjustments which by reason of this Section 12.3(h) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

     (i) If any action would require adjustment of the Conversion Ratio pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Holder of the Securities.

     SECTION 12.4.    Reclassification, Consolidation, Merger or Sale of Assets.

     In the event that the Company shall be a party to any transaction, including without limitation (a) any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (b) any consolidation of the Company with, or merger of the Company into any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (c) any sale, transfer or lease of all or substantially all of the assets of the Company, or (d) any compulsory share exchange, in each case pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Security then outstanding shall have the right thereafter to convert each Security only into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock of the Company into which such Security could have been converted immediately prior to such transaction.

     The Company or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquires the shares of the Company, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constitution document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII. The above provisions shall similarly apply to successive transactions of the foregoing type.

     SECTION 12.5.    Notice of Adjustments of Conversion Ratio.

     Whenever the Conversion Ratio is adjusted as herein provided:

     (a) The Company shall compute the adjusted Conversion Ratio and shall prepare a certificate signed by the Chairman of the Board, President or a Vice President of the Company and by

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

its Treasurer or an Assistant Treasurer of the Company setting forth the adjusted Conversion Ratio and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee, the Conversion Agent and the transfer agent for the Capital Securities and the Securities; and

     (b) notice stating that the Conversion Ratio has been adjusted and setting forth the adjusted Conversion Ratio shall as soon as practicable be mailed by the Company to all record holders of Capital Securities and the Securities at their last addresses as they appear upon the stock transfer books of the Company and the Trust.

     SECTION 12.6.    Prior Notice of Certain Events.

     In case:

     (a) the Company shall (i) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock, or (B) a dividend payable in cash that would not require an adjustment pursuant to Section 12.3(c) or (d), or (ii) authorize a tender or exchange offer that would require an adjustment pursuant to Section 12.3(e);

     (b) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants;

     (c) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company shall be required, or the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall (1) if any Capital Securities are outstanding, cause to be filed with the transfer agent for the Capital Securities, and shall cause to be mailed to the holders of record of the Capital Securities, at their last addresses as they shall appear upon the securities register of the Trust, or (2) shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least fifteen days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

     SECTION 12.7.  Certain Defined Terms.

     The following definitions shall apply to terms used in this Article XII:

     (a) "Closing Prices" of any security on any day shall mean the last reported sale price for such security, regular way, on such day or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, of such security, in either case as reported on the NYSE Composite Tape or, if the security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted to trading, or, if not listed or admitted to trading on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. or, if such security is not quoted or admitted to trading on such quotation system, on the principal quotation system on which such security is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

     (b) "Trading Day" shall mean a day on which securities are traded on the national securities exchange or quotation system used to determine the Closing Price.

     SECTION 12.8. Dividend or Interest Reinvestment Plans.

     Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above shall apply. There also shall be no adjustment of the Conversion Ratio in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this
Article XII.

     SECTION 12.9. Certain Additional Rights.

     In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 12.3(c) or (d) (including, without limitation, dividends or distributions referred to in the last sentence of Section 12.3(c)), then the Holder of the Securities, upon the conversion thereof subsequent to 5:00 p.m. (Eastern Standard time) on the date fixed for the determination of shareholders entitled to receive such distribution and prior to the effectiveness of the Conversion Ratio adjustment in respect of such distribution, also shall be entitled to receive for each share of Common Stock into which the Securities are converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a Board Resolution) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution). If any conversion of Securities described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of Securities so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a Board Resolution) to distribute to such Holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, provided, that such due bill
(i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded, and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

     SECTION 12.10. Trustee Not Responsible for Determining Conversion Ratio or Adjustments.

     Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Ratio, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind of account) of any shares of Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion, or, except as expressly herein provided, to comply with any of the covenants of the Company contained in Article X or this Article XII.

                                 ARTICLE XIII.

                          SUBORDINATION OF SECURITIES

     SECTION 13.1. Securities Subordinate to Senior Debt.

     The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XIII, the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.

     SECTION 13.2. Payment Over of Proceeds Upon Dissolution, Etc.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company (each such event, if any, herein sometimes referred to as a "Proceeding"), then the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on such Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Securities are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company (including the Securities) subordinated to the payment of the Securities, such payment or distribution being hereinafter referred to as a "Junior Subordinated Payment"), on account of principal of (or premium, if any) or interest (including any Additional Interest) on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Securities in any such Proceeding; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

     In the event that, notwithstanding the foregoing provisions of this Section 13.2, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all amounts due or to become due on all Senior Debt are paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all amounts due or to become due on all Senior Debt remaining unpaid, to the extent necessary to pay all amounts due or to become due on all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

     For purposes of this Article XIII only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as the Securities are so subordinated as provided in this Article XIII. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a Proceeding for the purposes of this Section 13.2 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in Article VIII.

     SECTION 13.3. Prior Payment to Senior Debt Upon Acceleration of Securities.

     In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of the Senior Debt outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Debt (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior

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Debt, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) by the Company on account of the principal of (or premium, if any) or interest (including any Additional Interest) on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary.

     In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 13.3, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

     The provisions of this Section 13.3 shall not apply to any payment with respect to which Section 13.2 would be applicable.

     SECTION 13.4. No Payment When Senior Debt in Default.

     (a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or such event or default, then no payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) shall be made by the Company on account of principal of (or premium, if any) or interest (including any Additional Interest), if any, on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary, in each case unless and until all amounts due or to become due on such Senior Debt are paid in full.

     In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 13.4, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

     The provisions of this Section 13.4 shall not apply to any payment with respect to which Section 13.2 would be applicable.

     SECTION 13.5. Payment Permitted if no Default.

     Nothing contained in this Article XIII or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 13.2 or under the conditions described in Sections 13.3 and 13.4, from making payments at any time of principal of (and premium, if any) or interest (including Additional Interest) on the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest (including any Additional Interest) on the Securities or the retention of such payment by the Holders, if, at the time of

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such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article XIII.

     SECTION 13.6. Subrogation to Rights of Holders of Senior Debt.

     Subject to the payment in full of all amounts due or to become due on all Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article XIII (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Debt of the Company to substantially the same extent as the Securities are subordinated to the Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this
Article XIII, and no payments over pursuant to the provisions of this Article XIII to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

     SECTION 13.7. Provisions Solely to Define Relative Rights.

     The provisions of this Article XIII are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Debt, on the other hand. Nothing contained in this Article XIII or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Company and the Holders of the Securities, the obligations of the Company, which are absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms, or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than their rights in relation to the holders of Senior Debt, or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture including, without limitation, filing and voting claims in any Proceeding, subject to the rights, if any, under this Article XIII of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

     SECTION 13.8. Trustee to Effectuate Subordination.

     Each Holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this
Article XIII and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

     SECTION 13.9. No Waiver of Subordination Provisions.

     No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any

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noncompliance by the Company with the terms, provisions and covenants of this
Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the immediately preceding paragraph, the holders of Senior Debt may, at any time and from to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article XIII or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding,
(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt, (iii) release any Person liable in any manner for the collection of Senior Debt, and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

     SECTION 13.10. Notice to Trustee.

     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this
Article XIII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee, agent or representative therefor; provided, however, that if the Trustee shall not have received the notice provided for in this Section 13.10 at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest (including any Additional Interest) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

     Subject to the provisions of Section 6.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 13.11. Reliance on Judicial Order or Certificate of Liquidating Agent.

     Upon any payment or distribution of assets of the Company referred to in this Article XIII, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian,

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assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII.

     SECTION 13.12. Trustee Not Fiduciary for Holders of Senior Debt.

     The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XIII or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this
Article XIII and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

     SECTION 13.13. Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIII with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.

     SECTION 13.14. Article Applicable to Paying Agents.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XIII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XIII in addition to or in place of the Trustee.

     SECTION 13.15. Certain Conversions or Exchanges Deemed Payment.

     For the purposes of this Article XIII only, (a) the issuance and delivery of junior securities upon conversion or exchange of Securities shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest (including any Additional Interest) on Securities or on account of the purchase or other acquisition of Securities, and
(b) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion or exchange of a Security shall be deemed to constitute payment on account of the principal of such security. For the purposes of this Section 13.15, the term "junior securities" means (i) shares of any stock of any class of the Company, and (ii) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article XIII.

     SECTION 13.16. Trust Moneys Not Subordinated.

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     Notwithstanding anything contained herein to the contrary, payments from money held in trust under Article IV by the Trustee for the payment of principal of, premium, if any, and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt of the Company or subject to the restrictions set forth in this Article XIII and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.


                                 CNB BANCSHARES, INC.


                                 By:
                                     -------------------------------------------
                                           James J. Giancola
                                           President and Chief Executive Officer



                                 THE BANK OF NEW YORK
                                 as Trustee


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:




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